                                                                      OH&S DRAFT
                                                                         9/17/97

--------------------------------------------------------------------------------


                      CHASE MANHATTAN RV OWNER TRUST 1997-A

                      Class A-1 [____]% Asset Backed NoteS

                      Class A-2 [____]% Asset Backed Notes

                      Class A-3 [____]% Asset Backed Notes

                      Class A-4 [____]% Asset Backed Notes

                      Class A-5 [____]% Asset Backed Notes

                      Class A-6 [____]% Asset Backed NoteS

                      Class A-7 [____]% Asset Backed Notes

                      Class A-8 [____]% Asset Backed Notes

                      Class A-9 [____]% Asset Backed Notes

                      Class A-10 [____]% Asset Backed Notes

                      ------------------------------------





                         CITSF ADMINISTRATION AGREEMENT

                          Dated as of September 1, 1997

                      ------------------------------------



                     The CIT GROUP/SALES FINANCING, INC., as

                               CITSF Administrator

--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                                                        Page
                                                                                                        ----
1.       Duties of CITSF Administrator.................................................................  2
2.       Compensation..................................................................................  3
3.       Additional Information To Be Furnished to Issuer..............................................  3
4.       Independence of CITSF Administrator...........................................................  3
5.       No Joint Venture..............................................................................  3
6.       Other Activities of CITSF Administrator.......................................................  3
7.       Term of Agreement.............................................................................  4
8.       Action upon Termination.......................................................................  5
9.       Notices.......................................................................................  5
10.      Amendments....................................................................................  6
11.      Successors and Assigns........................................................................  7
12.      GOVERNING LAW.................................................................................  7
13.      Headings......................................................................................  7
14.      Counterparts..................................................................................  7
15.      Severability..................................................................................  7
16.      Not Applicable to The CIT Group/Sales Financing,
         Inc. in Other Capacities......................................................................  7
17.      Limitation of Liability of Owner Trustee, Indenture
         Trustee and CITSF Administrator...............................................................  8
18.      Third-Party Beneficiary.......................................................................  8
19.      Nonpetition Covenants.........................................................................  9
20.      Liability of CITSF Administrator..............................................................  9
21.      Indemnity.....................................................................................  9


EXHIBIT A  -  Form of Power of Attorney

         CITSF ADMINISTRATION AGREEMENT, dated as of September 1, 1997, among CHASE MANHATTAN RV OWNER TRUST 1997-A, a Delaware business trust (the "Issuer"), THE CIT GROUP/SALES FINANCING, INC., a Delaware corporation, as administrator (the "CITSF Administrator"), and NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, a national banking association, not in its individual capacity but solely as Indenture Trustee (the "Indenture Trustee").

                              W I T N E S S E T H :

         WHEREAS the Issuer is issuing the Class A-1 [____]% Asset Backed Notes (the "Class A-1 Notes"), the Class A-2 [____]% Asset Backed Notes (the "Class A-2 Notes"), the Class A-3 [____]% Asset Backed Notes (the "Class A-3 Notes"), the Class A-4 [____]% Asset Backed Notes (the "Class A-4 Notes"), the Class A-5 [____]% Asset Backed Notes (the "Class A-5 Notes"), the Class A-6 [____]% Asset Backed Notes (the "Class A-6 Notes"), the Class A-7 [____]% Asset Backed Notes (the "Class A-7 Notes"), the Class A-8 [____]% Asset Backed Notes (the "Class A-8 Notes"), the Class A-9 [____]% Asset Backed Notes (the "Class A-9 Notes"), and the Class A-10 [____]% Asset Backed Notes (the "Class A-10 Notes" and, together with the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, Class A-4 Notes, the Class A-5 Notes, the Class A-6 Notes, the Class A-7 Notes, the Class A-8 Notes and the Class A-9 Notes, the "Notes") pursuant to the Indenture dated as of September 1, 1997 (as amended, modified or supplemented from time to time in accordance with the provisions thereof, the "Indenture"), between the Issuer and the Indenture Trustee and the [____]% Asset Backed Certificates (the "Certificates") pursuant to the Trust Agreement dated as of September 1, 1997 (as amended, modified or supplemented from time to time in accordance with the provisions thereof, the "Trust Agreement") among Chase USA and Chase (as defined below), as Depositors, and Wilmington Trust Company, as owner trustee (the "Owner Trustee").

         WHEREAS the Issuer has entered into certain agreements in connection with the issuance of the Notes and the Certificates, including (i) a Sale and Servicing Agreement dated as of September 1, 1997 (the "Sale and Servicing Agreement") (capitalized terms used herein and not defined herein shall have the meanings assigned such terms in the Sale and Servicing Agreement) among the Issuer, Chase Manhattan Bank USA, N.A. ("Chase USA"), as a Seller, The Chase Manhattan Bank ("Chase"), as a Seller, and The CIT Group/Sales Financing, Inc., as Servicer, (ii) the Trust Agreement and (iii) the Indenture (the Sale and Servicing Agreement, the Trust Agreement and the Indenture being hereinafter referred to collectively as the "Related Agreements");

         WHEREAS pursuant to the Related Agreements, the Issuer and the Owner Trustee are required to perform certain duties in connection with (a) the Notes and the collateral pledged therefor pursuant to the Indenture (the "Collateral") and (b) the Certificates;

         WHEREAS the Issuer desires to have the CITSF Administrator perform certain of the duties of the Issuer and the Owner Trustee referred to herein, and to provide such additional services consistent with the terms of this Agreement and the Related Agreements as the Issuer may from time to time request;

         WHEREAS the CITSF Administrator has the capacity to provide the services required hereby and is willing to perform such services for the Issuer and the Owner Trustee on the terms set forth herein;

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

         1. Duties of CITSF Administrator. (a) Duties with Respect to the Related Agreements. (i) Subsequent to the Closing Date and subject to the cooperation of the Owner Trustee, to the extent such cooperation is necessary to take any such action, the CITSF Administrator shall take all appropriate action that it is the duty of the Issuer or the Owner Trustee to take pursuant to the following provisions of the Indenture:

                  (A) the preparation, obtaining or filing of the instruments, opinions and certificates and other documents required for the release of collateral (Section 2.9);

                  (B) the preparation of all supplements, amendments, financing statements, continuation statements, if any, instruments of further assurance and other instruments, in accordance with Section 3.5 of the Indenture, necessary to protect the Trust Estate (Section 3.5);

                  (C) the annual delivery of Opinions of Counsel, in accordance with Section 3.6(b) of the Indenture, as to the Trust Estate, and the annual delivery of the Officers' Certificate and certain other statements, in accordance with Section 3.9 of the Indenture, as to compliance with the Indenture (Sections 3.6 and 3.9);

                  (D) the preparation and obtaining of documents and instruments required for the release of the Issuer from its obligation under the Indenture (Section 3.11(b));

                  (E) the preparation of an Officers' Certificate and the obtaining of the Opinion of Counsel and the Independent Certificate relating thereto (Section 4.1);

                  (F) the compliance with any written directive of the Indenture Trustee with respect to the sale of the Trust Estate in any manner permitted by law if an Event of Default shall have occurred and be continuing, to the extent the CITSF Administrator is the practicable party to take such action and is indemnified for any losses and expenses in connection therewith (Section 5.4);

                  (G) the obtaining of an Officers' Certificate, Opinion of Counsel and Independent Certificates, if necessary, for the release of the Trust Estate as defined in the Indenture (Sections 8.4 and 8.5);

                  (H) the preparation of all Officers' Certificates, Opinions of Counsel and Independent Certificates with respect to any requests by the Issuer to the Indenture Trustee to take any action under the Indenture (Section 11.1(a));

                  (I) the preparation and delivery of Officers' Certificates and the obtaining of Independent Certificates, if necessary, for the release of property from the lien of the Indenture (Section 11.1(b)).
         (b) In furtherance of CITSF's obligations set forth in clause (B) above, the Owner Trustee shall, on behalf of the Issuer, execute and deliver to the CITSF Administrator, and to each successor CITSF Administrator appointed pursuant to the terms hereof, one or more powers of attorney substantially in the form of Exhibit A hereto, appointing the CITSF Administrator the attorney-in-fact of the Issuer for the purpose of executing on behalf of the Issuer all such supplements, amendments, financing statements, continuation statements, instruments of further assurance and other instruments.

         2. Compensation. Compensation for the performance of the CITSF Administrator's obligations under this Agreement shall be included in the Servicing Fee.

         3. Additional Information To Be Furnished to Issuer. The CITSF Administrator shall furnish to the Issuer from time to time such additional information regarding the Collateral as the Issuer shall reasonably request.

         4. Independence of CITSF Administrator. For all purposes of this Agreement, the CITSF Administrator shall be an independent contractor and shall not be subject to the supervision of the Issuer or the Owner Trustee with respect to the manner in which it accomplishes the performance of its obligations hereunder. Unless expressly authorized by the Issuer or the Owner Trustee, as the case may be, the CITSF Administrator shall have no authority to act for or represent the Issuer or the Owner Trustee in any way and shall not otherwise be deemed an agent of the Issuer or the Owner Trustee.

         5. No Joint Venture. Nothing contained in this Agreement shall (i) constitute the CITSF Administrator and either of the Issuer or the Owner Trustee as members of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity or (ii) be construed to impose any liability as such on any of them.

         6. Other Activities of CITSF Administrator. (a) Nothing herein shall prevent the CITSF Administrator or its affiliates from engaging in other businesses or, in its sole discretion, from acting in a similar capacity as an administrator for any other person or entity even though such person or entity may engage in business activities similar to those of the Issuer, the Owner Trustee or the Indenture Trustee.

         (b) The CITSF Administrator and its affiliates may generally engage in any kind of business with any person party to a Related

Agreement, any of its affiliates and any person who may do business with or own securities of any such person or any of its affiliates, without any duty to account therefor to the Issuer, the Owner Trustee or the Indenture Trustee.

         7. Term of Agreement. (a) This Agreement shall continue in force until the earlier of (i) the dissolution of the Issuer or (ii) the termination of the Servicer under the Sale and Servicing Agreement, upon which event this Agreement shall automatically terminate.

         (b) Subject to Sections 8(c) and (d), the Issuer may remove the CITSF Administrator without cause by providing the CITSF Administrator with at least 60 days' prior written notice.

         (c) No termination of the CITSF Administrator pursuant to this Section shall be effective until (i) a successor CITSF Administrator shall have been appointed by the Issuer and (ii) such successor CITSF Administrator shall have agreed in writing to be bound by the terms of this Agreement in the same manner as the CITSF Administrator is bound hereunder.

         (d) The appointment of any successor CITSF Administrator shall be effective only after receipt of written confirmation from each Rating Agency that the proposed appointment will not result in the qualification, downgrading or withdrawal of any rating assigned to the Notes and Certificates by such Rating Agency.

         (e) Upon the termination of the CITSF Administrator pursuant to Section 8(a)(ii), Chase shall be the successor in all respects to the CITSF Administrator in its capacity as Administrator under this Agreement, and shall be subject to all the responsibilities, duties and liabilities arising thereafter relating thereto placed on the CITSF Administrator by the terms and provisions of this Agreement. As compensation therefor, Chase shall be entitled to reasonable compensation from the Servicer.

         (f) A successor CITSF Administrator shall execute, acknowledge and deliver a written acceptance of its appointment hereunder to the predecessor CITSF Administrator and to the Issuer. Thereupon the termination of the predecessor CITSF Administrator shall become effective, and the successor CITSF Administrator shall have all the rights, powers and duties of the CITSF

Administrator under this Agreement. The successor CITSF Administrator shall mail a notice of its succession to the Noteholders and the Certificateholders. The predecessor CITSF Administrator shall promptly transfer or cause to be transferred all property and any related agreements, documents and statements held by it as CITSF Administrator to the successor CITSF Administrator and the predecessor CITSF Administrator shall execute and deliver such instruments and do other things as may reasonably be required for fully and certainly vesting in the successor CITSF Administrator all rights, powers, duties and obligations hereunder.

         (g) In no event shall a predecessor CITSF Administrator be liable for the acts or omissions of any successor CITSF Administrator hereunder.

         (h) In the exercise or administration of its duties hereunder and under the Related Documents, the CITSF Administrator may act directly or through its agents or attorneys pursuant to agreements entered into with any of them, and the CITSF Administrator shall not be liable for the conduct or misconduct of such agents or attorneys if such agents or attorneys shall have been selected by the CITSF Administrator with due care.

         8. Action upon Termination. Promptly upon the effective date of termination of this Agreement pursuant to Section 8(a) or the removal of the CITSF Administrator pursuant to Section 8(b), the CITSF Administrator shall be entitled to be paid all fees and reimbursable expenses accruing to it to the date of such termination, if any. The CITSF Administrator shall forthwith upon termination pursuant to Section 8(a)(i) deliver to the Issuer all property and documents of or relating to the Collateral then in the custody of the CITSF Administrator. In the event of the termination or removal of the CITSF Administrator pursuant to Section 8(a)(ii) or (b), respectively, the CITSF Administrator shall cooperate with the Issuer and take all reasonable steps requested to assist the Issuer in making an orderly transfer of the duties of the CITSF Administrator.

         9. Notices. Any notice, report or other communication given hereunder shall be in writing and addressed as follows:

         (a)  if to the Issuer or the Owner Trustee, to

                           Wilmington Trust Company
                           Rodney Square North
                           1100 North Market Street
                           Wilmington, Delaware 19890-0001
                           Attention:  Corporate Trust Administration

                  with copies to:

                  (i) Chase Manhattan Bank USA, National Association 802 Delaware Avenue
                              Wilmington, Delaware 19801
                              Attention:

                  (ii)        The Chase Manhattan Bank

                              270 Park Avenue
                              New York, New York 10017

                  (iii)       The CIT Group/Sales Financing, Inc.
                              650 CIT Drive
                              Livingston, New Jersey  07039
                              Attention:  President

         (b)      if to the CITSF Administrator, to

                              The CIT Group/Sales Financing, Inc.
                              650 CIT Drive
                              Livingston, New Jersey  07039
                              Attention:  President

         (c)      if to the Indenture Trustee, to

                              Norwest Bank Minnesota,
                              National Association
                              Sixth Street and Marquette Avenue
                              Minneapolis, Minnesota 55479-0070
                              Attention:  Asset-Backed Securities

         (d)      if to the Sellers, to

                  (i) Chase Manhattan Bank USA, National Association 802 Delaware Avenue
                              Wilmington, Delaware 19801
                              Attention:

                  (ii)        The Chase Manhattan Bank
                              270 Park Avenue
                              New York, New York 10017
                              Attention:

or to such other address as any party shall have provided to the other parties in writing. Any notice required to be in writing hereunder shall be deemed given if such notice is mailed by certified mail, postage prepaid, or hand-delivered to the address of such party as provided above, except that notices to the Indenture Trustee are effective only upon receipt.

         10. Amendments. This Agreement may be amended from time to time by a written amendment duly executed and delivered by the Issuer, the CITSF Administrator and the Indenture Trustee, with the written consent of the Owner Trustee and without the consent of the Noteholders and the Certificateholders, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders or Certificateholders; provided that such amendment will not, as evidenced by an Opinion of Counsel, materially adversely affect the interest of any Noteholder or Certificateholder. This Agreement may also be amended by the Issuer, the CITSF Administrator and the Indenture Trustee with the written consent of the Owner Trustee and the holders of Notes evidencing a majority in the Outstanding Amount of the Notes and the holders of Certificates representing a majority of the Certificate Balance then outstanding for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of Noteholders or the Certificateholders; provided, however, that no such amendment may (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Receivables or distributions that are required to be made for the benefit of the Noteholders or Certificateholders or (ii) reduce the aforesaid percentage of the holders of Notes and Certificates which are required to consent to any such amendment, without the consent of the holders of all the outstanding Notes and Certificates. Notwithstanding the foregoing, the CITSF Administrator may not amend this Agreement without the permission of each Seller, which permission shall not be unreasonably withheld.

         11. Successors and Assigns. This Agreement may not be assigned by the CITSF Administrator unless such assignment is previously consented to in writing by the Issuer, the Sellers and the Owner Trustee and subject to receipt by the Owner Trustee of written confirmation from each Rating Agency that such assignment will not result in the qualification, downgrading or withdrawal of any rating assigned to the Notes and Certificates by such Rating Agency in respect thereof. An assignment with such consent and satisfaction, if accepted by the assignee, shall bind the assignee hereunder in the same manner as the CITSF Administrator is bound hereunder. Notwithstanding the foregoing, this Agreement may be assigned by the CITSF Administrator without the consent of the Issuer or the Owner Trustee to a corporation or other organization that is a successor (by merger, consolidation or purchase of assets) to the CITSF Administrator, provided that such successor organization executes and delivers to the Issuer, the Owner Trustee and the Indenture Trustee an agreement in which such corporation or other organization agrees to be bound hereunder by the terms of said assignment in the same manner as the CITSF Administrator is bound hereunder. Subject to the foregoing, this Agreement shall bind any successors or assigns of the parties hereto.

         12. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAWS PROVISIONS AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.


         13. Headings. The section headings hereof have been inserted for convenience of reference only and shall not be construed to affect the meaning, construction or effect of this Agreement.

         14. Counterparts. This Agreement may be executed in counterparts, each of which when so executed shall together constitute but one and the same agreement.

         15. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         16. Not Applicable CITSF in Other Capacities. Nothing in this Agreement shall affect any obligation CITSF may have in any other capacity.

         17. Limitation of Liability of Owner Trustee, Indenture Trustee and CITSF Administrator. (a) Notwithstanding anything contained herein to the contrary, this instrument has been signed by Wilmington Trust Company not in its individual capacity but solely in its capacity as Owner Trustee of the Issuer and in no event shall Wilmington Trust Company in its individual capacity or any beneficial owner of the Issuer have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder, as to all of which recourse shall be had solely to the assets of the Issuer. For all purposes of this Agreement, in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Articles VI, VII and VIII of the Trust Agreement.

         (b) Notwithstanding anything contained herein to the contrary, this Agreement has been signed by Norwest Bank Minnesota, National Association, not in its individual capacity but solely as Indenture Trustee, and in no event shall Norwest Bank Minnesota, National Association have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer.

         (c) No recourse under any obligation, covenant or agreement of the Issuer contained in this Agreement shall be had against the CITSF Administrator as such by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that this Agreement is solely an obligation of the Issuer as a Delaware business trust, and that no personal liability whatever shall attach to or be incurred by the CITSF Administrator, as such, under or by reason of any of the obligations, covenants or agreements of the Issuer contained in this

Agreement, or implied therefrom, and that any and all personal liability for breaches by the Issuer of any such obligations, covenants or agreements, either at common law or at equity, or by statute or constitution, of the CITSF Administrator is hereby expressly waived as a condition of and in consideration for the execution of this Agreement.

         18. Third-Party Beneficiary. Each of the Sellers (to the extent provided in Sections 8, 11 and 12) and the Owner Trustee is a third-party beneficiary to this Agreement and is entitled to the rights and benefits hereunder and may enforce the provisions hereof as if it were a party hereto.

         19. Nonpetition Covenants. Notwithstanding any prior termination of this Agreement, the CITSF Administrator and the Indenture Trustee shall not, prior to the date which is one year and one day after the termination of this Agreement with respect to the Issuer, acquiesce, petition or otherwise invoke or cause the Issuer to invoke the process of any court of government authority for the purpose of commencing or sustaining a case against the Issuer under any Federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Issuer.

         20. Liability of CITSF Administrator. Notwithstanding any provision of this Agreement, the CITSF Administrator shall not have any obligations under this Agreement other than those specifically set forth herein, and no implied obligations of the CITSF Administrator shall be read into this Agreement. Neither the CITSF Administrator nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken in good faith by it or them under or in connection with this Agreement, except for its or their own gross negligence or willful misconduct and in no event shall the CITSF Administrator be liable under or in connection with this Agreement for indirect, special, or consequential losses or damages of any kind, including lost profits, even if advised of the possibility thereof and regardless of the form of action by which such losses or damages may be claimed. Without limiting the foregoing, the CITSF Administrator may (a) consult with legal counsel (including counsel for the Issuer), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts and (b) shall incur no liability under or in respect of this Agreement by acting upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by facsimile) believed by it to be genuine and signed or sent by the proper party or parties.

         21. Indemnity. The CITSF Administrator shall indemnify, defend, and hold harmless the Owner Trustee, the Indenture Trustee, the Issuer, the Sellers, the Certificateholders and the Noteholders from and against all costs, expenses, losses, claims, damages, and liabilities to the extent that such cost, expense, loss, claim, damage, or liability arose out of, or was imposed upon such Persons, through the willful misfeasance, gross negligence, or bad faith of the CITSF Administrator in the performance of its duties under this Agreement or by reason of reckless disregard of its obligations and duties under this Agreement.

                  Indemnification under this Section 21 shall include reasonable fees and expenses of counsel in any litigation appointed by the CITSF Administrator and reasonably satisfactory to the indemnitee; provided that the CITSF Administrator shall only be required to pay the fees and expenses of one counsel in any single litigation (or related proceedings) for all indemnities; provided, however, if in the written opinion of counsel reasonably satisfactory to the CITSF Administrator, the interests of an indemnitee and the CITSF Administrator conflict such that the CITSF Administrator and such indemnitee may not both be represented by such counsel, upon ten days prior written notice to the CITSF Administrator, such indemnitee may hire one other counsel and the indemnification under this Section 21 shall also include the reasonable fees and expenses of such other counsel. If the CITSF Administrator shall have made any indemnity payments, pursuant to this
Section 21 and the recipient thereafter collects any of such amounts from others, the recipient shall promptly repay such amounts to the CITSF Administrator without interest. The indemnities under this Section 21 shall survive the resignation or removal of an indemnitee, or the termination of the Trust Agreement and this Agreement.

                  The Issuer shall indemnify, defend, and hold harmless from and against, and pay to the CITSF Administrator all reasonable costs, expenses, losses, claims, damages, and liabilities arising out of or incurred in connection with the acceptance or performance of the duties herein contained in accordance with the terms and conditions herein and in the Related Documents, except to the extent that such costs, expense, loss, claim, damage or liability:
(i) shall be due to the willful misfeasance, gross negligence or bad faith of the CITSF Administrator; (ii) relates to any tax other than the taxes with respect to which the CITSF Administrator shall be otherwise indemnified pursuant to this Agreement; (iii) breach of any of its covenants set forth in the Related Documents; or (iv) shall be one as to which the CITSF Administrator is required to indemnify the Issuer. Any amounts due the CITSF Administrator pursuant to this Section 21 shall be payable only to the CITSF Administrator from the Reserve Account pursuant to Section 5.6(d) and Section 9.1(b) of the Sale and Servicing Agreement.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                                      CHASE MANHATTAN RV OWNER TRUST
                                      1997-A

                                      By: WILMINGTON TRUST COMPANY,
                                          not in its individual capacity
                                          but solely as Owner Trustee,

                                      By:
                                          ----------------------------------
                                          Name:
                                          Title:

                                      NORWEST BANK MINNESOTA,
                                      NATIONAL ASSOCIATION,
                                          not in its individual
                                          capacity but solely as
                                          Indenture Trustee,

                                      By:
                                          ----------------------------------
                                          Name:  Marianna Stershic
                                          Title: Assistant Vice-President

                                      THE CIT GROUP/SALES FINANCING, INC.
                                          as CITSF Administrator,

                                      By:
                                          ----------------------------------
                                          Name:
                                          Title:

                                                                       EXHIBIT A
                                                     [Form of Power of Attorney]

                                POWER OF ATTORNEY

STATE OF NEW YORK                    )
                                     )
COUNTY OF NEW YORK                   )

          KNOW ALL MEN BY THESE PRESENTS, that Wilmington Trust Company, a Delaware banking corporation, not in its individual capacity but solely as owner trustee ("Owner Trustee") for Chase Manhattan RV Owner Trust 1997-A ("Trust"), does hereby make, constitute and appoint THE CIT GROUP/SALES FINANCING, INC., as CITSF Administrator under the Administration Agreement (as defined below), and its agents and attorneys, as Attorneys-in-Fact to execute on behalf of the Owner Trustee or the Trust all such supplements, amendments, financing statements, continuation statements, instruments of further assurance and other instruments as it shall be the duty of the Trust to prepare, file or deliver to protect the Trust Estate (as defined in the Administration Agreement) pursuant to the Indenture (as defined in the Administration Agreement). For the purpose of this Power of Attorney, the term "Administration Agreement" means the CITSF Administration Agreement, dated as of September 1, 1997, among the Trust, The CIT Group/Sales Financing, Inc., as CITSF Administrator, and Norwest Bank Minnesota, National Association, as Indenture Trustee, as such may be amended from time to time.

          All powers of attorney for this purpose heretofore filed or executed by the Owner Trustee are hereby revoked.

          EXECUTED this ____ day of _______, 199_.

                                         WILMINGTON TRUST COMPANY,
                                         not in its individual capacity but
                                         solely as Owner Trustee

                                         By:
                                            ----------------------------------
                                            Name:
                                            Title: